 EXHIBIT 99.1

Issuer Direct Appoints Tim Pitoniak as Chief Financial Officer

RALEIGH, NC / ACCESSWIRE / January 19, 2022 / Issuer Direct Corporation (NYSE American:ISDR), an industry-leading communications company, today announced that effective January 24, 2022, Tim Pitoniak will join the Company as its new Chief Financial Officer, and Steve Knerr will take on the new role of Vice President of Finance and Controller.

Mr. Pitoniak will provide leadership and oversight of the company's financial operations, reporting, planning, and select other functions. Mr. Pitoniak brings more than 20 years of financial experience primarily for public companies, with an extensive background in financial planning, operations, management, and strategy.

“I am pleased to welcome Tim to our leadership team,” said Brian Balbirnie, Issuer Direct’s Founder and Chief Executive Officer. “His extensive experience in leading the financial operations of industry leaders in both the financial services industry as well as most recently in the cloud-based technologies space – will make him an immediate impact, as we manage through the next phases of our business. I am confident Tim will provide strong leadership and is an excellent addition to the Issuer Direct team.”

Prior to joining Issuer Direct, Tim, a certified public accountant, most recently served as Chief Accounting Officer of Community Brands, LLC, a leading provider of cloud-based software to associations, nonprofits, groups, and schools. Mr. Pitoniak previously served as Vice President, Corporate Reporting and Controller for First Data now Fiserv, a leading provider of global fintech and payments solutions. Tim began his career with firms like Morgan Stanley and Ernst & Young and holds his B.S. from St. John Fisher College and a Masters of Accounting from Kennesaw State University.

Commenting on Steve Knerr’s appointment as Vice President of Finance and Controller, Mr. Balbirnie said, “On behalf of our board of directors and all employees, I thank Steve for his contributions,” Mr. Balbirnie continued. “He has been a pronounced leader, colleague and has helped create tremendous value for our company and our shareholders. In his 6 years as CFO, Steve’s stewardship has been critical, helping us transform the business with a focus of becoming a technology communications leader and we look forward to his continued contributions as part of our team.”

About Issuer Direct Corporation

Issuer Direct® is an industry-leading communications company focusing on the needs of corporate issuers. Issuer Direct's principal platform, Platform id.™, empowers users by thoughtfully integrating the most relevant tools, technologies, and services, thus eliminating the complexity associated with producing and distributing financial and business communications. Headquartered in Raleigh, NC, Issuer Direct serves thousands of public and private companies globally. For more information, please visit newsroom.issuerdirect.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs, such as "will," "should," "would," "may," and "could," are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance, or achievements to be materially different from any anticipated results, performance, or achievements for many reasons including the impact of the COVID-19 pandemic. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company's forward-looking statements, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2020, including but not limited to the discussion under "Risk Factors" therein, which the Company filed with the SEC and which may be viewed at http://www.sec.gov/.

Issuer Direct Corporation Media Contacts:

Brian R. Balbirnie
+1 919-481-4000

James Carbonara
1+ (646)-755-7412
james@haydenir.com

SOURCE: Issuer Direct Corp.